EXHIBIT 23.2



             CONSENT OF EXPERTS AND COUNSEL -- CONSENT OF ACCOUNTANT


Sherb & Co., LLP



CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Amendment No. 1 to Registration Statement on Form SB-2 of Samaritan Pharmaceuticals, Inc., of our report dated April 9, 2003, relating to the consolidated financial statements of the Company, as of December 31, 2002 and 2001 and for the years ended December 31, 2002 and 2001 appearing in such Prospectus. We also consent to the references to us under the heading "Expert" in the Prospectus.



/s/ Sherb & Co., LLP
    ----------------
    Sherb & Co., LLP

Certified Public Accountants



New York, New York

July 29, 2003